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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

Eagle Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-25923 (Commission file number)	52-2061461 (IRS Employer Number)

7815 Woodmont Avenue, Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement

Item 7.01    Regulation FD Disclosure

        On July 27, 2011, Eagle Bancorp, Inc. (the "Company") entered into an Agreement of Merger (including the related Plan of Merger, the "Agreement") with Alliance Bankshares Corporation ("Alliance") and Alliance Bank Corporation, Alliance's wholly owned subsidiary bank ("Alliance Bank"), pursuant to which the Alliance will be merged with and into the Company, with the Company surviving the merger (the "Merger"). In connection with the Agreement, Alliance Bank and EagleBank, the Company's wholly owned subsidiary bank ("EagleBank"), entered into a Agreement of Merger (the "Bank Merger Agreement") pursuant to which Alliance Bank will be merged with and into EagleBank, with EagleBank surviving.

        At the effective time of the Merger, each outstanding share of Alliance's common stock will be converted into the right to receive 0.4317 shares of the Company's common stock (the "Conversion Ratio"), subject to reduction in accordance with the Agreement. The Conversion Ratio would be subject to adjustment for the results of the following factors: (i) the amount of the difference between the pre-tax net unrealized loss in the securities portfolio at March 31, 2011 and the pre-tax net gain or loss in the portfolio at the end of the month prior to Closing, based upon a firm bid, and the net amount of gains or losses realized upon the sale of securities subsequent to October 31, 2011 and prior to the effective time; (ii) the net amount of pre-tax consolidated earnings (or losses) of Alliance for the period beginning on April 1, 2011 and ending on October 31, 2011, excluding any additional provision for loan losses if the loan portfolio does not increase in size over March 31, 2011; (iii) the aggregate amount paid or payable by Alliance or Alliance Bank pursuant to any employment agreements, consulting agreements, change in control agreements, individual severance agreements or similar agreements as a result of the transactions contemplated by the Agreement and related personnel decisions; (iv) the cost of termination of all Alliance data processing agreements and of deconversion; (v) the amount, if any, by which the expected amount to be collected on notes payable to Alliance as contingent payment for the sale of Alliance's former insurance agency is less than the carrying value of such notes as of March 31, 2011; (vi) one and one-half percent (1.50%) of the amount of the decline in the level of certain categories of deposits; (vii) one and one-half percent (1.50%) of the amount of the decline in the levels of deposits maintained by certain customers, net of increases in deposits provided by certain new customers; (viii) the amount required to terminate or subsidize certain leases and subleases; and (ix) the amount required to terminate certain non-competition provisions to which Alliance is subject. The adjusted Conversion Ratio would be determined by: (i) dividing the aggregate amount of the adjustment items by the number of shares of Alliance Common Stock outstanding on the Closing Date; (ii) multiplying the result by 0.64; (iii) multiplying the result by 1.25; (iv) dividing the result by 13.69; (v) dividing 500,000 by the number of shares of Alliance Common Stock outstanding on the Closing Date; and dividing the result by 13.69; and (vi) adding the result from the calculations in (iv) and (v) to the Conversion Ratio.

        Options to purchase shares of Alliance common stock which are outstanding at the effective time will be "rolled over" into options to purchase Company common stock.

        At the effective time, one member of the board of directors of Alliance Bank designated by Alliance Bank will join the EagleBank Board of Directors, subject to the approval of Eagle's Nominating Committee.

        The Company and Alliance have made customary representations, warranties and covenants in the Agreement, including, among others, Alliance agrees (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (ii) to cause a meeting of shareholders to be held to consider approval of the Merger, and

(iii) subject to certain exceptions, for Alliance's board of directors to recommend that Alliance's shareholders adopt and approve the Merger and the Agreement.

        Consummation of the Merger is subject to various customary conditions which include: the approval by Alliance's shareholders of the Merger; no legal impediment to the Merger; the receipt of required regulatory approvals, including the expiration or termination of the waiting period under, the Bank Holding Company Act of 1956, the Bank Merger Act, and any other applicable law, and absence of certain material adverse changes or events. The Agreement contains certain termination rights for both the Company and Alliance, and further provides that, upon termination of the Agreement under specified circumstances, Alliance may be required to pay the Company a termination fee of $1,350,000.

        In connection with the execution of the Agreement, (i) all of the directors of Alliance and Alliance Bank entered into an agreement with the Company (the "Support Agreement") pursuant to which they agree to vote in favor of the Agreement and comply with the provisions of the Agreement regarding solicitation of alternative proposals; (ii) certain of the directors of Alliance and Alliance Bank entered into agreements with the Company and EagleBank (the "Non-compete Agreement"), restricting the ability of the directors to compete with the Company and EagleBank, and (iii) all of the directors of Alliance and Alliance Bank entered into agreements with the Company and EagleBank not to solicit employees and customers, and not to disparage Eagle and Alliance.

        As a result of the conversion of shares of Alliance common stock, the Company expects that it will issue approximately 2.2 million shares of its common stock, excluding the impact of approximately 393 thousand options to purchase Alliance common stock which will be assumed by the Company, and assuming there is no adjustment of the Conversion Ratio.

        A copy of the Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

        The representations and warranties contained in the Agreement are not intended do, and do not, modify the statements and information about the Company or Alliance contained in their respective periodic reports on Forms 10-K, 10-Q and 8-K, or the information contained in other documents filed with the Securities and Exchange Commission or their respective banking regulators. Representations and warranties in agreements such as the Agreement are not intended as statements of fact, but rather are negotiated provisions which allocate risks related to the subject matter of the statements between the parties to the agreement. Additionally, the representations and warranties are modified in the Agreement by materiality standards and conditions, and clarifications, exclusions and exceptions set forth on schedules and exhibits which are not public documents. As such, readers should not place reliance on the representations and warranties as accurate statements of the current condition of any party to the agreement, their respective subsidiaries, operations, assets or liabilities.

Item 9.01.    Financial Statements and Exhibits

(a)
Financial Statements of Business Acquired. Not applicable.

(b)
Pro Forma Financial Information. Not applicable.

(c)
Shell Company Transactions. Not applicable.

(d)
Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 27, 2011 between and among Eagle Bancorp, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation
99.1	Press Release dated July 27, 2011

 Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.
By:	/s/ RONALD D. PAUL Ronald D. Paul, President, Chief Executive Officer

Dated: July 27, 2011

QuickLinks

  Item 1.01 Entry into a Definitive Material Agreement
  Item 7.01 Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits
Signatures